Exhibit 10.15

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

            This First Amendment to Purchase and Sale Contract (this “ Amendment”) is made as of July 17, 2009, between FOX RUN AP XI, L.P. (“Seller”) and ANGELO GORDON REAL ESTATE INC. (“ Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of July 8, 2009 (the “ Agreement”) with respect to the sale of certain property known as Fox Run Apartments and located in Middlesex County, New Jersey, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Closing Date.  Section 5.1 of the Agreement shall be deleted and replaced as follows:  “The Closing shall occur on July 31, 2009 at the time set forth in Section 2.2.6 (the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.”

3.      Closing Credit.  At Closing, Seller shall pay to Vantage Management Services, LLC the amount of Fifteen Thousand  Dollars ($15,000.00), in immediately available funds.  The payment of such amount by Seller at the Closing shall be a condition to Purchaser’s obligations to close on the Closing Date, provided, however, Purchaser acknowledges that Escrow Agent’s commitment to pay such amount to Vantage Management Services, LLC from the funds to be disbursed at the Closing in accordance with the settlement statement shall satisfy such closing condition. For purposes of this section only, Vantage Management Services, LLC shall be deemed a third party beneficiary to the Agreement.

4.      Leases and Property Contracts.  Notwithstanding anything to the contrary contained in the Agreement (including, without limitation, Section 7.1 thereof), during the period commencing on the date hereof and ending on the Closing Date, Seller shall not (i) enter into new Leases, renew existing Leases, modify, terminate or accept the surrender or forfeiture of any of the Leases, or institute and prosecute any available remedies for default under any Leases, and (ii) enter into any new Property Contracts, modify any Property Contracts, terminate any Property Contracts which are to be assumed by Purchaser at Closing pursuant to the terms of the Agreement, or institute and prosecute any available remedies for default under any Property Contract, in each case, without first obtaining the prior written consent of Purchaser. Further, during the period commencing on the date hereof and ending on the Closing Date, (a) Purchaser shall be entitled to participate in any and all discussions relating to the adjustment of rental pricing for the Leases at the Property (including participating in Seller’s weekly conference calls for any such rental pricing adjustments), (b) Seller shall not adjust the rental pricing for the Leases at the Property without Purchaser’s consent and (c) any adjustments to rental pricing for new or renewed Leases shall be based upon rental rates established by Purchaser.  In no event shall Seller be in default under the Agreement for failure to operate the Property in the ordinary course of business and consistent with Seller’s past practices if such failure is caused by Purchaser’s exercise of its rights under this section.

5.      Alterations Notwithstanding anything to the contrary contained in the Agreement (including, without limitation, Section 7.2.1 thereof), during the period commencing on date hereof and ending on the Closing Date, Seller shall not make any alterations to the Property or remove any Fixtures and Tangible Personal Property without the prior written consent of Purchaser, except as necessary in Seller's reasonable discretion to (i) address any life or safety issue at the Property, (ii) secure the Property or to minimize further damage to any persons or property, (iii) comply with the terms of the Leases, (iv) comply with legal requirements applicable to the Property or (v) otherwise address de minimus repairs to the Property made in the ordinary course of business.

6.      Employee Matters.  Seller and Purchaser acknowledge that, after the Closing, Purchaser intends to hire one or more of the employees currently being employed at the Property (including Scott Machlovitz, the current community manager at the Property).  Purchaser hereby acknowledges and agrees that such employees shall continue to be employed by Seller or Seller’s property manager (as the case may be) up to the Closing and shall not be hired by Purchaser until after the Closing.  From and after the date hereof through the Closing Date, Scott Machlovitz shall devote 100% of his working hours to the Property and none of Seller, Seller’s property manager or any affiliate of the foregoing shall direct or request him to provide services in respect of any other property owned by Seller or Seller’s affiliates, provided, however, the foregoing shall not prohibit Seller or Seller’s affiliates from asking Scott Machlovitz questions and requesting information relating to the day-to-day operations and management of such other property(ies) in which Scott Machlovitz devoted time to prior to the date hereof.

7.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect (including, without limitation, Seller’s obligations under Article 7 of the Agreement (as such obligations have been modified by the terms of this Amendment)).

[Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

FOX RUN AP XI, L.P., a South Carolina limited partnership

By:     AP XI FOX RUN GP, L.L.C., a South Carolina limited liability company, its general partner

By:    ANGELES PARTNERS XI, a California limited partnership,  its member

By:       ANGELES REALTY CORPORATION II, a California corporation, its managing general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

Purchaser:

ANGELO GORDON REAL ESTATE INC.,
a Delaware corporation

By:  /s/Zain Koita
Name:  Zain Koita
Title:  Vice President

AIMCO Properties, L.P. hereby acknowledges and agrees

that it continues to remain liable for the guaranty obligations set forth in the signature page for Aimco Properties, L.P.

attached to the Agreement.

AIMCO PROPERTIES, L.P.,

a Delaware limited partnership

By:  AIMCO-GP, Inc.,

a Delaware corporation, its General Partner

By:  /s/John Spiegleman
Name:  John Spiegleman
Title:  Senior Vice President